EXHIBIT 10

February 15, 1991



Dreyfus Ohio Municipal Money Market Fund, Inc.
144 Glenn Curtiss Boulevard
Uniondale, New York  11556-0144

Gentlemen:

We have acted as counsel to Dreyfus Ohio Municipal Money Market Fund, Inc. (the "Fund") in connection with the preparation of a Registration Statement on Form N-1A, Registration No. 33-38742 (the "Registration Statement"), covering shares of common stock (the "Shares") of the Fund.

We have examined copies of the Articles of Incorporation and By-Laws of the Fund, the Registration Statement and such other documents, records, papers, statutes and authorities as we deemed necessary to form a basis for the opinion hereinafter expressed. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Fund and others.

Attorneys involved in the preparation of this opinion are admitted only to the bar of the State of New York. As to various questions arising under the laws of the State of Maryland, we have relied on the opinion of Messrs. Venable, Baetjer and Howard, a copy of which is attached hereto. Qualifications set forth in their opinion are deemed incorporated herein.

Based upon the foregoing, we are of the opinion that the Shares of the Fund to be issued in accordance with the terms of the offering as set forth in the Prospectus included as part of the Registration Statement, when so issued and paid for, will constitute validly authorized and issued Shares, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included in the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Fund or any Distributor or dealer in connection with the registration and qualification of the Fund or its Shares under the securities laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,



STROOCK & STROOCK & LAVAN